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Exhibit 10.13

                             VANTAGEMED CORPORATION
                      1998 STOCK OPTION/STOCK ISSUANCE PLAN

                (Amended and Restated Effective November 22,1999)

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I.       ESTABLISHMENT AND PURPOSE OF THE PLAN

         The 1998 Stock Option/Stock Issuance Plan initially was adopted by the Board in 1998 and subsequently amended and restated effective July 29, 1999 (the "INITIAL PLAN"). The Initial Plan is hereby amended and restated in its entirety effective as of November 22, 1999 (the "EFFECTIVE DATE"), with the exception of the California Corporations Code Amendments, which shall be effective as of the effective date of the initial registration by the Corporation of its Stock under Section 12 of the Exchange Act. Notwithstanding any provision herein to the contrary, each Award granted prior to the Effective Date shall continue to be governed by the terms of the Initial Plan as in effect at the time such Award was granted, except to the extent that an Award is otherwise amended in writing as provided by the Initial Plan.

         The Plan is intended to promote the interests of VantageMed Corporation, a Delaware corporation, by providing eligible persons in the Corporation's employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

         Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

         A. The Plan shall be divided into two (2) separate equity programs:

                  (i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Options to purchase shares of Common Stock, and

                  (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

         B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

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III.     ADMINISTRATION OF THE PLAN

         A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

         B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Award thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Award.

         C. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Corporation is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

         D. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Corporation is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

IV.      ELIGIBILITY

         A. Employees, Directors and Consultants are eligible to participate in the Plan.

         B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive the Option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted Option as either an Incentive Option or a Non-Statutory Option, the time or times when each Option is to become exercisable, the vesting schedule (if any) applicable to Option shares and the maximum term for which the Option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance

                                    2.

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Program, which eligible persons are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

         C. The Plan Administrator shall have the absolute discretion either to grant Options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed one million (1,000,000) shares cumulatively increased on January 1, 2001 and each January 1 thereafter by a number of shares (the "ANNUAL INCREASE") equal to five percent (5%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and shall consist of authorized but unissued or reacquired shares of Common Stock or any combination thereof. Notwithstanding the foregoing, except as adjusted pursuant to Section V.C of this Article One, the maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Options (the "ISO SHARE LIMIT") shall not exceed one million (1,000,000), cumulatively increased on January 1, 2001 and each January 1 thereafter until and including January 1, 2010 by that portion of the Annual Increase effective on such date which does not exceed one million (1,000,000) shares. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Corporation, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

         B. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent the Options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the Option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Option grants or direct stock issuances under the Plan.

         C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the ISO Share Limit, (iii) the number and/or class of securities and the purchase price per share in effect under each outstanding stock issuance award and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In

                                      3.

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no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

                                      4.

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                                  ARTICLE TWO

                              OPTION GRANT PROGRAM

I.       OPTION TERMS

         Each Option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. No Option or purported option shall be a valid and binding obligation of the Corporation unless evidenced by a fully executed document. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to Incentive Options.

         A.       EXERCISE PRICE.

                  1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                           (i) The exercise price per share shall not be less than one hundered percent (100%) of the Fair Market Value per share of Common Stock on the Option grant date.

                           (ii) If the person to whom an Option is granted is a 10% Stockholder, then the exercise price per share for an Incentive Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Option grant date.

                  2. The exercise price shall become immediately due upon exercise of the Option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the Option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the Option is exercised, then the exercise price may also be paid as follows:

                           (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           (ii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                                       5.

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         Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. EXERCISE AND TERM OF OPTIONS. Each Option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the Option grant. However, no Option shall have a term in excess of ten (10) years measured from the Option grant date.

         C.       EFFECT OF TERMINATION OF SERVICE.

                  1. The following provisions shall govern the exercise of any Option held by the Optionee at the time of cessation of Service or death:

                           (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.

                           (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve
         (12) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.

                           (iii) If the Optionee dies while holding an outstanding Option, then the personal representative of his or her estate or the person or persons to whom the Option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such Option.

                           (iv) Under no circumstances, however, shall any such Option be exercisable after the specified expiration of the Option term.

                           (v) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all Option shares for which the Option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

                           (vi) Should Optionee's Service be terminated for Misconduct, then all outstanding Options held by the Optionee shall terminate immediately and cease to remain outstanding.

                                     6.

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                  2.       The Plan Administrator shall have the discretion,
exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

                           (i) extend the period of time for which the Option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

                           (ii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the Option had the Optionee continued in Service.

         D. STOCKHOLDER RIGHTS. The holder of an Option shall have no stockholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased shares.

         E. UNVESTED SHARES. The Plan Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the document evidencing such Option, a Nonstatutory Option shall be assignable or transferable subject to the applicable limitations, if any, described in Section 260.140.41 of Title 10 of the California Code of Regulations, Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

         G. WITHHOLDING. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any Option granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

II.      INCENTIVE OPTIONS

         The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four

                                     7.

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shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall NOT be subject to the terms of this
Section II.

         A. ELIGIBILITY. Incentive Options only may be granted to Employees.

         B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

         C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

         D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III.     CHANGE IN CONTROL

         A. The shares subject to each Option outstanding under the Plan at the time of a Change in Control shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, the shares subject to an outstanding Option shall NOT vest on such an accelerated basis if and to the extent: (i) such Option is assumed by the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION") in the Change in Control and any repurchase rights of the Corporation with respect to the unvested Option shares are concurrently assigned to the Acquiring Corporation, (ii) the Acquiring Corporation substitutes substantially equivalent options for the Acquiring Corporation's stock for outstanding Options, (iii) such outstanding Option is to be replaced with a cash incentive program of the Acquiring Corporation which preserves the spread existing on the unvested Option shares at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested Option shares or (iv) the acceleration of such Option is subject to other limitations imposed by the Plan Administrator at the time of the Option grant.

         B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the Acquiring Corporation in connection with such Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                                    8.

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         C.       Immediately following the consummation of the Change in
Control, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the Acquiring Corporation.

         D. Each Option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control, had the Option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (ii) the exercise price payable per share under each outstanding Option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

         E. The Plan Administrator shall have the discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to structure one or more Options so that those Options shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to those Options shall immediately terminate) upon the occurrence of a Change in Control, whether or not those Options are to be assumed or substituted for in connection with the Change in Control.

         F. The Plan Administrator shall also have full power and authority, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to structure such Option so that the shares subject to that Option will automatically vest on an accelerated basis should the Optionee's Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which the Option is assumed or substituted for and the repurchase rights applicable to those shares do not otherwise terminate. Any Option so accelerated shall remain exercisable for the fully-vested Option shares until the expiration or sooner termination of the Option term. Notwithstanding the foregoing, if the exercise of an Option is prevented by the provisions of any statute or regulation, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Corporation that the Option is exercisable, but in any event no later than the Option Expiration Date. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

         G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         H. The grant of Options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure

                                        9.

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or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                        10.

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                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I.       STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening Option grants. No Stock Issuance Agreement shall be a valid and binding obligation of the Corporation unless evidenced by a fully executed Stock Issuance Agreement. Stock Issuance Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

         A.       PURCHASE PRICE.

                  1. The purchase price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issue date.

                  2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                           (i)      cash or check made payable to the
         Corporation, or

                           (ii)     past services rendered to a Participating
         Company.

                  3. Except as adjusted pursuant to Section V.C of Article One, the aggregate number of shares of Common Stock that may be issued under the Stock Issuance Program in consideration of past services rendered to the Corporation (or any Parent or Subsidiary) shall not exceed one hundred thousand (100,000) shares.

         B.       VESTING PROVISIONS.

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to
(i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                                        11.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.      CHANGE IN CONTROL

         A. Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the Acquiring Corporation (or parent thereof) in connection with such Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the Acquiring Corporation (or parent thereof).

III.     SHARE ESCROW/LEGENDS

         Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                     12.

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                                  ARTICLE FOUR

                                  MISCELLANEOUS

I.       FINANCING

         The Plan Administrator has the sole discretion to permit an Employee to pay the Option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note. However, no promissory note shall be permitted if the use of a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than ten (10) years after the Option is exercised or after the Common Stock has been purchased, and interest shall be payable at least annually and at a rate at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Plan Administrator shall have the authority to permit or require an Employee to secure any promissory note with Common Stock or with other collateral acceptable to the Corporation. Unless otherwise provided by the Plan Administrator, if the Corporation at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and the Employee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

II.      TERMINATION OF PLAN

         A. The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant Options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

         B.       The Plan shall terminate upon the EARLIEST to occur of the
(i) the date ten (10) years following the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding Options in connection with a Change in Control. All Options and unvested stock issuances outstanding at the time of a termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those Options or issuances.

III.     AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such

                                        13.

amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

         B. The Plan was amended and restated by the Board on February 1, 1999 to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 600,000 shares to 1,200,000 shares, subject to stockholder approval of the share reserve within the succeeding twelve (12) months.

         C. On July 29, 1999 the Board further amended and restated the Plan to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 1,200,000 to 2,400,000 shares, subject to stockholder approval of the share reserve within the succeeding twelve (12) months.

         D. On November 22, 1999 the Board further amended and restated the Plan to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 2,400,000 to 3,00,000 shares and to reflect a one (1) for three (3) reverse stock split with a resulting 1,000,000 shares of Common Stock authorized for issuance over the term of the Plan, subject to stockholder approval of the share reserve within the succeeding twelve (12) months.

         E. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.      USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.       WITHHOLDING

         The Corporation's obligation to deliver shares of Common Stock upon the exercise of any Options or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                                        14.

VI.      REGULATORY APPROVALS

         The implementation of the Plan, the granting of any Options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any Option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the shares of Common Stock issued pursuant to it.

VII.     NO EMPLOYMENT OR SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII.    FINANCIAL REPORTS

         Each Optionee and Particiapnt shall be given access to information concerning the Corporation equivalent to that information generally made available to the Corporation's common stockholders.

                                        15.

                                    APPENDIX

                  The following definitions shall be in effect under the Plan:

         A. AWARD shall mean an Option or Stock Issuance Agreement granted under the Plan.

         B.       BOARD shall mean the Corporation's Board of Directors.

         C. CALIFORNIA CORPORATIONS CODE AMENDMENTS shall mean the amendments made to the Initial Plan effective as of the effective date of the initial registration by the Corporation of its Stock under Section 12 of the Exchange Act. Such amendments, which are reflected in the Plan, include modifications to the following provisions of the Initial Plan:

                           (i)      Article Two, Section I.A.1.;

                           THE EXERCISE PRICE PER SHARE SHALL BE FIXED BY THE PLAN ADMINISTRATOR IN ACCORDANCE WITH THE FOLLOWING PROVISIONS:

                           (ii) THE EXERCISE PRICE PER SHARE SHALL NOT BE LESS THAN EIGHTY-FIVE PERCENT (85%) OF THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK ON THE OPTION GRANT DATE.

                           (iii) IF THE PERSON TO WHOM THE OPTION IS GRANTED IS A 10% STOCKHOLDER, THEN THE EXERCISE PRICE PER SHARE SHALL NOT BE LESS THAN ONE HUNDRED TEN PERCENT (110%) OF THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK ON THE OPTION GRANT DATE.

                           (i)      Article Two, Section Section I.E;

                  THE PLAN ADMINISTRATOR SHALL HAVE THE DISCRETION TO GRANT OPTIONS WHICH ARE EXERCISABLE FOR UNVESTED SHARES OF COMMON STOCK. SHOULD THE OPTIONEE CEASE SERVICE WHILE HOLDING SUCH UNVESTED SHARES, THE CORPORATION SHALL HAVE THE RIGHT TO REPURCHASE, AT THE EXERCISE PRICE PAID PER SHARE, ANY OR ALL OF THOSE UNVESTED SHARES. THE TERMS UPON WHICH SUCH REPURCHASE RIGHT SHALL BE EXERCISABLE (INCLUDING THE PERIOD AND PROCEDURE FOR EXERCISE AND THE APPROPRIATE VESTING SCHEDULE FOR THE PURCHASED SHARES) SHALL BE ESTABLISHED BY THE PLAN ADMINISTRATOR AND SET FORTH IN THE DOCUMENT EVIDENCING SUCH REPURCHASE RIGHT. THE PLAN ADMINISTRATOR MAY NOT IMPOSE A VESTING SCHEDULE UPON ANY OPTION GRANT OR THE SHARES OF COMMON STOCK SUBJECT TO THAT OPTION WHICH IS MORE RESTRICTIVE THAN TWENTY PERCENT (20%) PER YEAR VESTING, WITH THE INITIAL VESTING TO OCCUR NOT LATER THAN ONE (1) YEAR AFTER THE OPTION GRANT DATE. HOWEVER, SUCH LIMITATION SHALL NOT BE APPLICABLE TO ANY OPTION GRANTS MADE TO INDIVIDUALS WHO ARE OFFICERS OF THE CORPORATION, NON-EMPLOYEE BOARD MEMBERS OR INDEPENDENT CONSULTANTS.

                                        A-1.

                           (ii)     Article Three, Section I.A.1;

                  THE PURCHASE PRICE PER SHARE SHALL BE FIXED BY THE PLAN ADMINISTRATOR BUT SHALL NOT BE LESS THAN EIGHTY-FIVE PERCENT (85%) OF THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK ON THE ISSUE DATE. HOWEVER, THE PURCHASE PRICE PER SHARE OF COMMON STOCK ISSUED TO A 10% STOCKHOLDER SHALL NOT BE LESS THAN ONE HUNDRED AND TEN PERCENT (110%) OF SUCH FAIR MARKET VALUE.

                           (iii)    Article Three, Section I.B.1;

                  SHARES OF COMMON STOCK ISSUED UNDER THE STOCK ISSUANCE PROGRAM MAY, IN THE DISCRETION OF THE PLAN ADMINISTRATOR, BE FULLY AND IMMEDIATELY VESTED UPON ISSUANCE OR MAY VEST IN ONE OR MORE INSTALLMENTS OVER THE PARTICIPANT'S PERIOD OF SERVICE OR UPON ATTAINMENT OF SPECIFIED PERFORMANCE OBJECTIVES. HOWEVER, THE PLAN ADMINISTRATOR MAY NOT IMPOSE A VESTING SCHEDULE UPON ANY STOCK ISSUANCE EFFECTED UNDER THE STOCK ISSUANCE PROGRAM WHICH IS MORE RESTRICTIVE THAN TWENTY PERCENT (20%) PER YEAR VESTING, WITH INITIAL VESTING TO OCCUR NOT LATER THAN ONE (1) YEAR AFTER THE ISSUANCE DATE. SUCH LIMITATION SHALL NOT APPLY TO ANY COMMON STOCK ISSUANCES MADE TO THE OFFICERS OF THE CORPORATION, NON-EMPLOYEE BOARD MEMBERS OR INDEPENDENT CONSULTANTS.

                           (iv)     Article Four, Section VIII.

                  THE CORPORATION SHALL DELIVER A BALANCE SHEET AND AN INCOME STATEMENT AT LEAST ANNUALLY TO EACH INDIVIDUAL HOLDING AN OUTSTANDING OPTION UNDER THE PLAN, UNLESS SUCH INDIVIDUAL IS A KEY EMPLOYEE WHOSE DUTIES IN CONNECTION WITH THE CORPORATION (OR ANY PARENT OR SUBSIDIARY) ASSURE SUCH INDIVIDUAL ACCESS TO EQUIVALENT INFORMATION.

         B. CHANGE IN CONTROL shall mean the consummation of any of the following transactions:

                           (i) a merger or consolidation approved by the Corporation's stockholders in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

                           (ii) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                           (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total

                                        A-2.

         combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

                  In no event shall any of the following transactions be deemed to constitute a Change in Control:

                           - the initial public offering of the Common Stock or any secondary offerings of the Common Stock in the open market; or

         - any other direct issuance of securities by the Corporation effected primarily for the purpose of raising additional capital or funding for the business operations of the Corporation or any Parent or Subsidiary.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

         E.       COMMON STOCK shall mean the Corporation's common stock.

         F. CONSULTANT means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

         G. CORPORATION shall mean VantageMed Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of VantageMed Corporation which shall by appropriate action adopt the Plan.

         H. DIRECTOR means a non-Employee member of the Board or of the board of directors of any other Participating Company.

         I. DISABILITY shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

         J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the Option exercise.

                                        A-3.

         L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                           (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         M. INCENTIVE OPTION shall mean an Option which satisfies the requirements of Code Section 422.

         N. INSIDER means an officer or a Director of the Corporation or any other person whose transactions in Common Stock are subject to Section 16 of the Exchange Act.

         O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                           (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                           (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty
         (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

                                        A-4.

         P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         S. OPTION means a right to purchase Common Stock (subject to adjustment as provided in Article One) pursuant to the terms and conditions of Article Two of the Plan. An Option may be either an Incentive Option or a Nonstatutory Option.

         T. OPTION GRANT PROGRAM shall mean the option grant program in effect under the Plan.

         U. OPTIONEE shall mean any person to whom an Option is granted under the Plan.

         V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         W. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         X. PARTICIPATING COMPANY means the Corporation or any Parent or Subsidiary.

         Y. PARTICIPATING COMPANY GROUP means, at any point in time, all corporations collectively which are then Participating Companies.

         Z. PLAN shall mean the Corporation's 1998 Stock Option/Stock Issuance Plan, as set forth in this document.

         AA.      PLAN ADMINISTRATOR shall mean either the Board or the
Committee acting in its capacity as administrator of the Plan.

         BB.      RULE 16b-3 means Rule 16b-3 under the Exchange Act, as
amended from time to time, or any successor rule or regulation.

                                        A-5.

         CC.      SERVICE means an Optionee's employment or service with the
Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise determined by the Board, an Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Option held by the Optionee shall cease to be treated as an Incentive Option and instead shall be treated thereafter as a Nonstatutory Option unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option. An Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Corporation, in its discretion, shall determine whether an Optionee's Service has terminated and the effective date of such termination.

         DD.      STOCK EXCHANGE shall mean either the American Stock
Exchange or the New York Stock Exchange.

         B. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         A. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         B. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         C. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                        A-6.